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
THOMPSON   BRUSSELS  CINCINNATI   CLEVELAND  COLUMBUS   DAYTON  NEW YORK  WASHINGTON, D.C.
         HINE
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                                                February 9, 2005

Access Variable Insurance Trust
28050 US Hwy. 19 N. Ste. 301
Clearwater, FL 33761

      Re: Access Variable Annuity Trust, File Nos. 333-103393 and 811-21312

Gentlemen:

     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 2 to the Access Variable Insurance Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                     Very truly yours,

                                                    /s/ Thompson Hine LLP

                                                     THOMPSON HINE LLP